Exhibit 99.1

KULR ADDS TO SUITE OF BATTERY SAFETY AND TESTING SOLUTIONS WITH NEW COMMERCIAL LICENSE OF NASA TECHNOLOGY

Company’s New Commercial License Allows Customers Access to New Battery Safety and Testing Solutions Across Multiple Industries

SAN DIEGO / GLOBENEWSWIRE / December 01, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading energy management platform company accelerating the global transition to a sustainable electrification economy, today announced it has achieved operational readiness for its Fractional Thermal Runaway Calorimeter (“FTRC”) within its suite of battery safety and thermal management solutions after finalizing a commercial licensing agreement with the National Aeronautics and Space Administration (“NASA”) for the agency's patent-pending FTRC solution.

Following a one-year trial license from NASA, KULR’s new commercial license allows FTRC to be utilized by commercial-leaning companies, such as leading aerospace company Lockheed Martin (NYSE: LMT), that wish to develop better and safer battery pack and battery management system (“BMS”) designs. This successful progression deepens the Company’s position as the leading end-to-end battery safety design, testing, shipping, storage and failure-mitigation provider.

Originally developed by NASA and refined by KULR’s engineering team led by NASA alumni and current KULR Chief Technology Officer, Dr. William Walker, FTRC measures the amount of heat energy released during a thermal runaway event, a dangerous, powerful chain-reaction explosion that can happen when batteries are stored, shipped or used together. This technology helps engineers and designers better understand these incidents and helps develop safer battery solutions to mitigate them. FTRC also allows engineers and designers to perform necessary testing experiments faster while also enabling them to utilize a variety of trigger methods such as heaters, internal short circuit (“ISC”), and nail penetration to generate more accurate results and in turn, eventual solutions.

“FTRC is a key part of KULR’s holistic methodology for the design of safe battery systems and amplifies the Company’s mission of providing commercially applicable solutions that support the electrification of the circular economy,” said Dr. William Walker CTO of KULR Technology Group. “It is humbling to see a technology that I co-invented during my tenure at NASA become a licensed product in private industry and I am excited to support our customers with this new service offering. Fractional calorimetry has certainly changed the way we understand thermal runaway and I cannot wait to see what else is revealed to the industry as we continue our explorative studies internally on thermal runaway behavior.”

The commercial license for KULR’s FTRC specifically applies to 18650 and 21700 format Lithium-ion cells and the Company plans to enable pouch cell FTRC next month.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit https://www.kulrtechnology.com/.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

Tom Colton or John Yi

Gateway Group

Main: (949) 574-3860

KULR@gatewayir.com

Public Relations:

Robert Collins / Zach Kadletz / Anna Rutter

Gateway Group

Main: (949) 574-3860

KULR@gatewayir.com

Brokers and Analysts:

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